As filed with the Securities and Exchange Commission on October 3, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	23-0787699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthur P. Bedrosian

Chief Executive Officer

Lannett Company, Inc.

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley S. Rodos, Esq.

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, PA 19103

(215) 299-2180

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-184721

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	—	—	$12,750,000	$1,642.20

(1)	This registration statement includes such indeterminate number of shares of common stock of the Registrant as will have an aggregate offering price not to exceed $12,750,000.
(2)

The Registrant previously registered securities, including common stock, with an aggregate offering price of $121,250,000 on a Registration Statement on Form S-3 (File No. 333-184721) filed by the Registrant on November 2, 2012, as amended by Amendment No. 1 thereto filed by the Registrant on November 19, 2012, and declared effective by the Securities and Exchange Commission on December 7, 2012, pursuant to which the Registrant may sell securities, including common stock, with an aggregate offering price of up to $63,750,000 and certain stockholders may sell common stock with an aggregate offering price of up to $57,500,000. In accordance with Rule 462(b) under the Securities Act, an additional amount of common stock having a proposed maximum aggregate offering price of $12,750,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance by the Registrant under the Registration Statement on Form S-3 (File No. 333-184721). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-184721) exceed that registered under such registration statements.

(3)

Calculated in accordance with Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-184721), as amended, for which a fee of $16,538.50 was paid. The Registrant hereby certifies that the filing fee associated with this Registration Statement in the amount of $1,642.20 will be paid to the Commission on October 3, 2013.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Lannett Company, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-184721) filed by the Company on November 2, 2012, as amended by Amendment No. 1 thereto filed by the Company on November 19, 2012, and declared effective by the SEC on December 7, 2012 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price of securities registered under the Prior Registration Statement by $12,750,000.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all amendments, supplements and exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 3rd day of October, 2013.

Lannett Company, Inc.

By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian Chief Executive Officer and President

By:	/s/ Martin P. Galvan
Martin P. Galvan Vice President of Finance, Chief Financial Officer and Treasurer

By:	/s/ G. Michael Landis
G. Michael Landis Director of Financial Reporting and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:	Signature:

October 3, 2013	*
Jeffrey Farber Chairman of the Board of Directors

October 3, 2013	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian Director, President and Chief Executive Officer

October 3, 2013	/s/ Martin P. Galvan
Martin P. Galvan Vice President of Finance, Chief Financial Officer and Treasurer

October 3, 2013	*
David Drabik Director

October 3, 2013	*
Kenneth Sinclair Director

October 3, 2013	*
Paul Taveira Director

October 3, 2013	/s/ James M. Maher
James M. Maher Director

*By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed with this registration statement:

Exhibit Number	Description

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Grant Thornton LLP Independent Registered Public Accounting Firm

23.2	Consent of Fox Rothschild LLP (included in exhibit 5.1)

24.1	Power of Attorney (1)

(1)	Previously filed with the Registration Statement on Form S-3 filed by the Registrant on November 2, 2012